                                                      REGISTRATION NO. 333-03811
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       THE BANK OF NEW YORK COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        NEW YORK                                                  13-2614959
              (STATE OF OTHER JURISDICTION                                     (I.R.S. EMPLOYER
           OF INCORPORATION OR ORGANIZATION)                                IDENTIFICATION NUMBER)

                                 48 WALL STREET
                            NEW YORK, NEW YORK 10286
                                 (212) 495-1784
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                           PHEBE C. MILLER, SECRETARY
                                ONE WALL STREET
                            NEW YORK, NEW YORK 10286
                                 (212) 635-1643
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

================================================================================

                       THE BANK OF NEW YORK COMPANY, INC.
                                  COMMON STOCK
                               ($7.50 PAR VALUE)

                           Dividend Reinvestment and
                         Direct Purchase and Sale Plan

                                   [BNY LOGO]

PROSPECTUS
                                              , 1998

PROSPECTUS

[COMPANY LOGO]
                       THE BANK OF NEW YORK COMPANY, INC.
                             DIVIDEND REINVESTMENT
                                      AND
                      DIRECT STOCK PURCHASE AND SALE PLAN
                                  COMMON STOCK
                               ($7.50 PAR VALUE)
                            ------------------------

     This Prospectus describes The Bank of New York Company, Inc.'s (the "Company") Dividend Reinvestment and Direct Stock Purchase and Sale Plan (the "Plan").

     If you own shares of the Company's common stock ($7.50 Par Value) (the "Common Stock") in your own name, you are eligible to participate in the Plan.

     If you are not a shareholder, you may enroll in the Plan and purchase your first shares of Common Stock directly from the Plan by making an initial investment of at least $1000 (Maximum investment is $150,000 per calendar year). A one-time enrollment fee of $7.50 will be deducted from your initial investment. The $7.50 enrollment fee does not apply to existing registered shareholders joining the Plan.

     The Plan is intended to promote long-term ownership in The Bank of New York Company, Inc. by offering investors a simple and cost effective way to:

     -- Purchase shares of Common Stock directly from the Company;

     -- Increase holdings of Common Stock by reinvesting cash dividends;

     -- Purchase additional shares of Common Stock by making optional cash investments.

     All participants in the Company's current Dividend Reinvestment and Stock Purchase Plan have automatically been enrolled in the new Plan and need not take any action unless they wish to change their participation election.

     The Company pays all fees and any brokerage commissions for reinvesting dividends and purchasing additional shares of Common Stock through optional cash payments. There are modest fees and brokerage commissions charged for using other Plan services including the sale and withdrawal of shares from the Plan.
                            ------------------------

THE COMMON STOCK OF THE BANK OF NEW YORK COMPANY, INC. OFFERED HEREBY IS
     NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS
         NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                       OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY
                   OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                            ------------------------

           The date of this Prospectus is                     , 1998

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
The Company...........................    3
Terms of the Plan.....................    3
  Purpose.............................    3
  Advantages..........................    3
  Eligibility.........................    4
  Administration......................    4
  How to Enroll.......................    5
  Reinvestment Options................    5
  Cash Investments....................    6
  Dividend Reinvestment and Optional
     Cash Investment Dates............    6
  Price of Shares Purchased...........    7
  Sale of Shares......................    7
  Certificates........................    7
  Share Transfer Within the Plan......    8

                                        PAGE
                                        ----
  Withdrawal from the Plan............    8
  Account Statements..................    8
  Stock Splits, Stock Dividends and
     other Distributions..............    8
  Voting..............................    8
  Taxes...............................    9
  Fees and Plan Services..............    9
  Other Information...................    9
Available Information.................   10
Incorporation of Certain Documents by
  Reference...........................   10
Use of Proceeds.......................   11
Legal Matters.........................   11
Experts...............................   11

                                  THE COMPANY

     The Bank of New York Company, Inc., a New York corporation is a bank holding company subject to the Bank Holding Company Act of 1956, as amended. Its principal wholly-owned banking subsidiaries are The Bank of New York and The Bank of New York (Delaware). The Company provides a complete range of banking and other financial services to corporations and individuals worldwide through its core businesses: Corporate Banking, Retail Banking, Securities and other Processing, Trust, Investment Management and Private Banking and Financial Market Services.

     The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank of New York is a state-chartered New York banking corporation and a member of the Federal Reserve System. The bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     The Bank of New York (Delaware) is a Delaware chartered, FDIC insured bank which is not a member of the Federal Reserve System. It provides selected banking services to corporations, primarily in the mid-Atlantic states.

     The Company has its principal offices at 48 Wall Street, New York, New York 10286 (telephone: 212-495-1784).

     The Company's principal assets and sources of income are its investments in its bank subsidiaries, and it is a legal entity separate and distinct from its banks and other subsidiaries. There are various legal limitations on the extent to which these banks and other subsidiaries can finance or otherwise supply funds to the Company and certain of its affiliates.

TERMS OF THE PLAN

     The Plan consists of the following statements:

     The term "you" means anyone participating in the Plan.

  PURPOSE OF THE PLAN

     The Plan provides you with a convenient and economical method of purchasing shares and increasing your ownership of the Company's Common Stock by reinvesting dividends and by making optional cash purchases. The Plan also provides an economical method for you to sell shares. The Company has appointed The Bank of New York (the "Bank") as Agent for the Plan. Call the Bank with any questions about the Plan at 1-800-432-0140.

  FEATURES OF THE PLAN
     ADVANTAGES

     - Open to Non-Shareholders. Persons who are not registered shareholders may enroll in the Plan and purchase their first shares of Company Common Stock by making an initial investment of at least $1000 (maximum investment of $150,000 per calendar year). A one-time enrollment fee of $7.50 will be deducted from your initial investment.

     - Optional Cash Investments. Once enrolled, you may make additional optional cash purchases either by check or on a monthly basis by using electronic funds transfer from your checking or savings account. The minimum investment amount for an optional cash purchase is $50 whether you are making the payment by check or by monthly electronic funds transfer. The maximum investment is $150,000 in any calendar year. The Company pays all service fees and brokerage commissions on purchases.

     - Reinvestment of Dividends. You may elect to reinvest dividends on all shares owned (full reinvestment), reinvest dividends on some or all shares held by you in certificate form (partial reinvestment), or receive all dividends in cash (no reinvestment). There are no service fees or brokerage commissions charged to you for reinvesting dividends.

     - Safekeeping and Transfers. You may deposit your Common Stock certificates into the Plan at no cost. You may transfer shares to another Plan participant at any time, at no cost.

     - Certificates. You may request the issuance of a certificate at any time, at no cost.

     - Selling Shares. You may sell shares held in the Plan by providing written instructions to the Bank or by using the automated telephone sales feature. There is a fee of $10.00 for each sale transaction and a brokerage commission of $0.05 per share sold.

     - Statements. Account statements detailing Plan activity will be mailed to you quarterly. Following each Plan transaction you will receive a transaction advice, which is a written record of the transaction.

  PLEASE NOTE

     - The Company has no control over the price paid or time at which shares are purchased or sold. If you send an initial or optional cash payment, the price of the Common Stock may go up or down before the purchase is made.

     - No interest is paid on optional cash investments.

  ELIGIBILITY

     Any person, whether or not a registered holder of Common Stock, may enroll and participate in the Plan. The Plan is primarily designed for individual investors. The Company and the Bank have the right to modify, suspend, deny or terminate participation by any person. See "Other Information".

  ADMINISTRATION

     The Company has appointed The Bank of New York, the Company's transfer agent, to administer the Plan. The Bank will hold the shares purchased for you, registered in the Bank's name or the name of one of its nominees, maintain records, send statements to you and perform other duties relating to the Plan.

     To contact the Bank, you can:
       - call its toll free number: 1-800-432-0140
       - send an e-mail to: Shareowner-svcs@bankofny.com
       - or, write to:

            The Bank of New York
            Church Street Station
            P. O. Box 11258
            New York, New York 10286-1258

     Information about the Plan and enrollment forms can also be found on the Bank's website at: http://stock.bankofny.com

     FOR SALES, TRANSFERS, WITHDRAWALS OR OPTIONAL CASH INVESTMENTS, MAIL AN INSTRUCTION FORM (THE TEAR-OFF PORTION OF A TRANSACTION ADVICE OR STATEMENT) TO:

       The Bank of New York
      Dividend Reinvestment Department
      P.O. Box 1958
      Newark, New Jersey 07101-9774

       DOCUMENTS CAN BE PRESENTED IN PERSON AT:
      The Bank of New York
      101 Barclay Street
      Receive & Deliver Window -- First Floor
      New York, New York 10286

     The Bank is also responsible for purchasing and selling shares for Plan participants. Shares may be purchased, by the Bank, directly from the Company or on the open market. BNY Brokerage, Inc. ("BNYB"), a full-service brokerage firm and wholly owned subsidiary of the Company may make any open market purchases. BNYB will receive brokerage commissions on such purchases. The Company has no control over the times or prices at which the Bank buys or sells shares on the open market or the selection of the broker who executes such transactions.

  HOW TO ENROLL

     Existing participants in the Company's current Dividend Reinvestment and Stock Purchase Plan have automatically been enrolled in the new Plan.

     If you are a registered owner of the Company's Common Stock you may enroll in the Plan by completing a Plan Authorization Form. There is no enrollment fee for registered owners.

     If you do not own any Company stock you may enroll in the Plan by completing a Plan Authorization Form, making an initial cash investment to purchase shares of Company Common Stock and paying a one-time account set-up fee of $7.50. The minimum initial cash investment is $1,000.

     YOU CAN REQUEST A PLAN AUTHORIZATION FORM FROM THE BANK OF NEW YORK AT THE ADDRESS OR TELEPHONE NUMBER SHOWN UNDER "ADMINISTRATION."

     Enrollment and participation in the Plan is entirely voluntary. You may enroll at any time. Shareholders and investors outside the United States may be subject to governmental regulations that may prohibit participation, so each investor should first determine if participation would violate local laws.

  REINVESTMENT OPTIONS

     When you enroll you must elect how your dividends are to be reinvested. Make this election on your Authorization Form.

Option 1

     Full Reinvestment -- If you choose this option 100% of all cash dividends on shares held by you in the Plan as well as all shares held directly by you (as certificates) will be reinvested in additional shares of Common Stock. This includes any future shares acquired by you either directly or through the Plan.

Option 2

     Partial Reinvestment -- You may only choose this option if you hold any shares in certificate form. If you choose this option you can direct that dividends on a specified number of shares held by you in certificate form be paid to you in cash. Dividends on the remaining shares held by you in certificate form as well as all shares held in the Plan will be reinvested. If you buy more shares in certificate form it will not change your election. If you sell shares in certificate form it will not change your election unless the number of shares you hold in certificate form falls below the number you specified. In that case, cash dividends will be paid to you on the number of shares you hold in certificate form. You may change your instructions for Option 2, at any time, by completing a new Authorization Form.

Option 3

     Cash Dividends -- No Reinvestment -- If you choose this option you may enroll in the Plan only to make additional cash investments and/or deposit certificates into the Plan for safekeeping. By choosing this election you will receive all dividends in cash and no dividends will be reinvested. You can elect to have these dividends electronically deposited by contacting the Bank.

     You may change your investment election at any time by sending a new Authorization Form to the Bank. If the new Authorization Form is received by the Bank at least 10 days before the next dividend payment date, changes will be effective on the next dividend payment date.

  CASH INVESTMENTS

     Optional cash investments are voluntary. The minimum initial cash investment for non-shareholders is $1,000. A one-time account set-up fee of $7.50 will be deducted from your first investment. The minimum cash investment for existing registered shareholders or for existing Plan participants is $50. Once enrolled in the Plan, you do not pay any fees or brokerage commissions for making optional cash investments.

     To make an optional cash investment:

          - Make checks for optional cash investments payable to "The Bank of New York -- Agent."

          - Mail checks and a properly completed Plan Authorization Form or a tear off stub from a Plan statement or transaction advice to the Bank using the address indicated on page 5.

     Checks must be drawn on a United States bank and payable in United States dollars. Third party checks, checks not drawn on a United States bank or payable in United States dollars will be returned. If you choose to make optional cash investments, you do not have to send the same amount of money each time.

     You may authorize automatic monthly cash payments by electronic funds transfers (EFT) from your bank account, either when you enroll or at a later date. To do so, call the Bank for an EFT authorization form. EFT payments are deducted monthly from your bank account through any financial institution that participates in the Automatic Clearing House. Deductions are made on the 25th day of each month, or if such date is not a business day on the preceding business day.

     The maximum total optional cash investment is $150,000 per calendar year. This amount is in addition to any dividends that are reinvested for your account.

  DIVIDEND REINVESTMENT AND OPTIONAL CASH INVESTMENT DATES.

     If the Authorization Form is received by the Bank on or before the record date for the dividend payment, dividends will be reinvested on the next dividend payment date. If the Authorization Form is received after the record date for the dividend payment, the current dividend will be paid to the shareholder. The dividend after the next record date will be reinvested. Cash dividends are usually reinvested on the dividend payment date or, if the dividend payment date is not a business day, the next business day following the dividend payment date.

     Generally, shares are purchased with optional cash investments at least once per week, usually on the first day of each week. Any payments received and not invested, will be invested on the next investment date. If it is not possible, for any reason, to purchase shares, any moneys held by the Bank for more than 30 days will be returned to participants. If any initial or optional cash investment has not already been invested, you may request that the money be returned to you. To do so you must send a written request for a refund to the Bank. The written request must reach the Bank at least 48 hours before the investment date. If it reaches the Bank less than 48 hours before the investment date your funds will be invested. No refund of funds sent by check will be made until your check has cleared.

     NO INTEREST WILL BE PAID ON OPTIONAL CASH INVESTMENTS HELD BY THE BANK PENDING INVESTMENT.

  SOURCE AND PRICE OF SHARES PURCHASED

     Shares purchased under the Plan may be purchased, by the Bank, on the open market or directly from the Company from authorized but unissued shares or treasury shares. When shares are purchased from the Company, the price per share will be 100% of the average of the highest and lowest price for the Common Stock reported on the New York Stock Exchange listing of composite transactions on the pricing date. The pricing date for reinvesting of dividends is usually the dividend payment date or if such date falls on a day when the New York Stock Exchange is closed or there is no trading of the Common Stock reported, the pricing date is usually the preceding day the New York Stock Exchange was open and trading occurred.

     Purchases on the open market are usually made within 5 days of the dividend payment date and the price per share is usually the weighted average of all shares purchased for the applicable purchase date. Purchases may be made over a longer period of time to avoid having an impact on market prices. In all cases, if an investment is not completed within 30 days, all funds to be invested will be returned to participants. Open market purchases may be made through BNYB.

     Since your dividend and any optional cash payment will rarely purchase an exact number of whole shares, whether shares are purchased from the Company or the open market, the Bank will credit your account for the full and fractional shares (to four decimal places) purchased. Fractional shares will earn proportional dividends.

  SALE OF SHARES

     You may instruct the Bank to sell any or all shares held in your account at any time. Simply complete and sign the tear-off portion of your account statement and mail it to the Bank. If the account is owned by more than one participant, all account holders must sign the instruction form. You can also call the Bank's toll-free number to obtain a "PIN" number which will allow you to make sales by phone.

     The Bank aggregates all requests to sell shares then sells the total number of shares on the open market. Sales may be made through BNYB. The shares may be sold on any exchange on which the shares are listed. Shares are sold at least weekly, and depending on volume, as frequently as daily. The selling price will not be known until the sale is completed. The net proceeds of the sale are sent to you by check following the sale. There is a $10.00 service fee for selling Plan shares plus a brokerage commission of $0.05 per share.

     THE COMMON STOCK PRICE MAY FALL BETWEEN THE TIME YOU REQUEST A SALE AND THE SALE IS MADE.

     INSTRUCTIONS SENT TO THE BANK TO SELL SHARES MAY NOT BE CANCELLED.

CERTIFICATES

     Shares purchased with either reinvested dividends or optional cash investments will automatically be held by the Bank or its nominee on behalf of the participant. In addition, you may deposit your stock certificates with the Bank for safekeeping.

     When your stock certificates are deposited with the Bank for safekeeping, you no longer bear the risk of loss, theft or destruction of the certificates. If you choose safekeeping you still have the option of receiving your dividends in cash or reinvesting them. You can also sell any shares held in safekeeping through the Plan. There is no charge for depositing certificates with the Bank for safekeeping.

     You may request certificates for any or all whole shares held in the Plan. No certificates for fractional shares will be issued. To request certificates, fill-out and sign the request form on the bottom portion of the account statement or call the Bank for instructions. There is no charge for issuing a certificate.

  SHARE TRANSFER WITHIN THE PLAN

     You may transfer or give shares in your Plan account, as gifts, at any time. Transfers can be made in book-entry or certificate form. Call or write to the Bank to make your request.

     To transfer shares from an existing Plan account to a new participant Plan account follow the steps listed below. There is no fee for transferring shares to another participant.

     - Call the Bank's toll free telephone number 1-800-432-0140 and request a current Plan prospectus and enrollment form. Complete the form providing the full registration name, address and social security number of the new participant.

     - Mail the completed enrollment form and a written request indicating the number of shares (full and fractional) which should be transferred to the new participant. All participants in the current account must sign the instructions and their signatures must be guaranteed by a bank, broker or financial institution that is a member of the Signature Guarantee Medallion program.

     - Unless otherwise directed on the enrollment form, the new account will automatically be enrolled in the Plan with all dividends reinvested.

  WITHDRAWAL FROM THE PLAN

     You may withdraw from the Plan at any time. To withdraw from the Plan, complete the tear-off stub at the bottom of your Plan statement or transaction advice and mail it to the Bank. When you withdraw from the Plan, or if the Plan is terminated by the Company, a certificate for all whole shares held in your Plan account will be issued and any fractional shares held in your Plan account will be sold. You will receive a check for the net proceeds (less service fees and brokerage commission) from the sale of any fractional shares.

  ACCOUNT STATEMENTS

     A transaction advice will be sent to you as soon as practicable, after each investment. The advice will show the purchase price, service fees (if any), and shares credited to your account.

     As soon as practicable, after each dividend payment date, a quarterly statement showing all year-to-date transactions will be mailed to you. RETAIN THESE STATEMENTS FOR TAX PURPOSES. THERE IS A $10.00 CHARGE FOR PROVIDING A COPY OF AN ACCOUNT STATEMENT THAT IS MORE THAN 12 MONTHS OLD.

     Statements and transaction advices have tear-off instruction forms which should be filled-out when providing the Bank with certificate issuance, sale, purchase, termination or certificate deposit instructions.

  STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

     Any stock dividends or stock split shares distributed by the Company will be credited directly to your Plan account. Stock split or stock dividend shares distributed on shares held by you in certificate form will also be credited to your Plan account. If you are entitled to participate in a rights offering, the right to subscribe will be based on the total number of shares owned, both inside and outside the Plan. Any rights certificates to be distributed as a result of any rights agreement will be distributed based on whole shares only. Transaction processing may be temporarily suspended during such distributions.

  PROXIES AND VOTING

     You will receive a Notice of the Annual Meeting, a Proxy Statement, a Proxy Voting Card and the Company's Annual Report to Stockholders. The Proxy Voting Card will list the whole shares held in your Plan account as well as shares held by you in certificate form. Both book-entry and certificate shares are voted by completing the Proxy Voting Card. Only whole shares can be voted.

  FEDERAL INCOME TAX INFORMATION

     The following is only a summary of the tax consequences of participation in the Plan, as of the date of this Prospectus. Tax laws and regulations may change and this summary may not reflect every possible situation that could result from participating in the Plan. ACCORDINGLY, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND WITHHOLDING TAX CONSEQUENCES APPLICABLE TO YOUR PARTICULAR SITUATION.

     In general, cash dividends paid to you, by the Company, are considered taxable income even though they are reinvested. Your cost basis for federal income tax purposes on any shares purchased through the Plan is the price at which the shares are purchased, as reflected on your statement or transaction advice. Brokerage commissions paid by the Company are also considered taxable income and are included in the cost basis of shares purchased. The Form 1099 sent to you and the Internal Revenue Service at the end of the year shows brokerage commissions paid by the Company.

     You will generally realize taxable income or loss for federal income tax purposes when shares are sold. Your tax basis for shares that are sold is the price paid for the shares. The price paid is reflected on your statement or transaction advice.

     Your holding period for shares purchased through the Plan begins on the day following the date of purchase.

     Plan participants who are subject to backup withholding will have their dividends reinvested less the tax withheld.

     Foreign shareholders who are subject to US federal tax withholding will have their dividends reinvested less the tax withheld. Foreign shareholders are responsible for filing any documentation required to obtain a reduction in or refund of US withholding tax.

  SUMMARY OF PLAN SERVICES AND FEES

     In most cases the Company will pay the fees and expenses to operate the Plan. However, there are some service fees and brokerage commissions which will be charged directly to participants:

                                   ITEM                                      CHARGE
    -------------------------------------------------------------------  ---------------
    Initial Enrollment                                                   $7.50
    A one-time set-up fee for non-registered shareholders.

    Optional Cash Investments -- Service Fee                             Paid by Company
    plus brokerage commission per share                                  Paid by Company

    Reinvestment of Dividends -- Service fee --                          Paid by Company
    plus brokerage commission per share                                  Paid by Company

    Sale of Shares                                                       $10.00
    plus brokerage commission per share                                  $0.05

    Deposit of Certificates for safekeeping                              No Charge

    Book to Book Transfers                                               No Charge
    To transfer shares to another participant or to a new participant

  OTHER INFORMATION

     By participating in the Plan you appoint the Bank as your agent for Plan transactions.

     THE SECURITIES HELD IN PLAN ACCOUNTS FOR PLAN PARTICIPANTS ARE NOT SUBJECT TO PROTECTION UNDER THE SECURITIES INVESTOR PROTECTION ACT OF 1970. SHARE PRICES FLUCTUATE. NEITHER THE COMPANY NOR THE BANK CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

     The terms and conditions of the Plan are governed by the laws of the State of New York.

     Neither the Company nor the Bank can provide any advice or make any recommendations with respect to any security. Any decision to purchase or sell must be made by each individual Plan participant based on his or her own research and judgment.

     Neither the Company nor the Bank will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of (i) failure to terminate a Plan account, sell shares in the Plan or invest optional cash payments or dividends without receipt of proper documentation and instructions; (ii) with respect to the prices at which shares are purchased or sold for Plan accounts and the time such purchases or sales are made, including price fluctuation in market value after purchases or sales.

     The Company and the Bank reserve the right to modify the Plan including the right to terminate the Plan upon notice to Plan participants. In addition, the Bank reserves the right to terminate the participation of any participant, interpret, modify fees and regulate the Plan as it deems necessary or desirable in connection with its operation. If the Plan is terminated by the Company or Bank or if the Company undergoes a reorganization or merger, participants may be issued a certificate for any whole shares and a check for any fractions of Plan shares, or the Company and Bank may automatically roll over Plan shares to a subsequent survivor or derivative Plan.

                  MINIMUM AND MAXIMUM OPTIONAL CASH INVESTMENTS
        Initial minimum investment by non-shareholders....................  $  1,000
        Minimum from existing shareholders................................  $     50
        Maximum per calendar year.........................................  $150,000

                             AVAILABLE INFORMATION

     The Company files proxy statements, annual, quarterly and special reports, and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can call the SEC for further information about their public reference rooms at 1-800-732-0330. You can write to the SEC for copies of such material at: Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. There is a charge for such copies. Such material is also available at the SEC's website at "http://www.sec.gov". The Company's Common Stock ($7.50 Par Value) is listed on the New York Stock Exchange. Reports and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows the Company to incorporate documents by reference in this Prospectus. This means that by listing or referring to a document, which the Company has filed with the SEC, in this Prospectus, that document is considered to be a part of this Prospectus. When the Company updates the information contained in such documents, by making future filings with the SEC, the information incorporated by reference in this Prospectus is considered to be automatically updated.

     The documents listed below and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and before the termination of the Plan are hereby incorporated by reference into this Prospectus (SEC File number 1-6152):

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          2. The Company's Quarterly reports on Form 10-Q, for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

          3. The Company's Current Reports on Form 8-K, dated January 16, 1997, April 14, 1997, June 5, 1997, July 14, 1997, October 21, 1997, December 18,
     1997 and January 20, 1998;

          4. The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statements on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

Upon request, the Company will provide, without charge, a copy of any or all of the documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
The Bank of New York Company, Inc., 48 Wall Street, New York, New York 10286,
Attention: Corporate Secretary, telephone number (212) 495-1727.

     You should only rely on the information incorporated by reference or contained in this Prospectus or any Prospectus Supplement. The Company has not authorized anyone to provide you with different information. The Company is not making an offer of its Common Stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of a later date than the date of this Prospectus or any Prospectus Supplement.

                                USE OF PROCEEDS

     The Company does not know the number of shares or the price per share of its Common Stock that will be sold under the Plan. The proceeds it receives from such sales will be available for general corporate purposes, including investment in, or extensions of credit to, subsidiaries of the Company.

                                 LEGAL MATTERS

     Paul A. Immerman, Senior Counsel of the Bank of has given his opinion regarding the validity of the Common Stock covered by this Prospectus. Mr. Immerman owns Common Stock and is eligible to participate in the Plan.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in its Annual Report on form 10-K, dated December 31, 1996, and for the year then ended, have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1995, and for each of the two years in the period ended December 31, 1995, by Deloitte & Touche LLP, independent auditors, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

Accountants' fees..................................................................  $ 6,000
Printing costs.....................................................................   21,000
Legal fees.........................................................................    4,000
Blue Sky fees and expenses.........................................................    5,000
Miscellaneous......................................................................    4,000
                                                                                     -------
          Total....................................................................  $40,000

---------------
* All amounts are estimated

  ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The By-Laws (Section 7.1) of the Company provide the following:

     Except to the extent expressly prohibited by the New York Business Corporation Law, the Company shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Company, or serves or served at the request of the Company any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein; provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

     The Company may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

     Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

     Anything in these By-laws to the contrary notwithstanding, no elimination of this By-law, and no amendment to this By-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this By-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

     The Company shall not, except by elimination of or amendment to this By-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this By-Law. The indemnification of any person provided by this By-Law shall continue after such person has ceased to be a director or officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

     The Company is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this By-law, it being expressly recognized hereby that all directors or officers of the Company by serving as such after the adoption hereof, are acting in reliance hereon and that the Company is estopped to contend otherwise.

     In case any provision in this By-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its directors and officers, acting in such capacities or in the other capacities mentioned herein to the fullest extent permitted by law.

     For purposes of this By-law, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to any employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this By-law, the term "Company" shall include any legal successor to the Company, including any corporation which acquires all or substantially all of the assets of the Company in one or more transactions.

     A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in the first paragraph of this By-law shall be indemnified as authorized in such paragraph. Except as provided in the preceding sentence and unless ordered by a court, indemnification under this By-law shall be made by the Company if, and only if, authorized in the specific case:

          (1) By the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in the first paragraph of this By-law, or,

          (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

             (a) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in the first paragraph of this By-law has been met by such director or officer, or

             (b) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such paragraph.

If any action with respect to indemnification of directors and officers is taken by way of amendment of these By-Laws, resolution of directors, or by agreement, the Company shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

     With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgement in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor if such director or officer acted in good faith and in a manner reasonably believed to be in or, in certain cases, not opposed to such corporation's best interests, and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

     In addition, the Company maintains a directors and officers insurance policy.

ITEM 16.  EXHIBITS

*3(i)      Restated Certificate Incorporation dated July 20, 1994 incorporated by reference to
           Exhibit 4 to the registrant's Quarterly Report on Form 10-Q for the quarter ended
           September 30, 1994, as amended by an amendment dated July 11, 1996 incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended
           June 30, 1996.
*3(ii)     By-Laws incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
*4(i)      Rights Agreement ("Rights Agreement"), including form of Preferred Stock Purchase
           Right, dated as of December 10, 1985 between the Company and The Bank of New York, as Rights Agent, incorporated by reference to the registrant's Registration
           Statement of Form 8-A dated December 18, 1985.
*4(ii)     First Amendment dated as of June 13, 1989 to Rights Agreement incorporated by reference to the amendment on Form 8 dated June 14, 1989 to the registrant's
           Registration Statement of Form 8-A dated December 18, 1985.
*4(iii)    Second Amendment dated as of April 30, 1993 to Rights Agreement incorporated by reference to the amendment on Form 8-A/A filed May 3, 1993 to the registrant's
           Registration Statement of Form 8-A dated December 18, 1985.
*4(iv)     Third Amendment dated as of March 8, 1994 to Rights Agreement incorporated by reference to the amendment on Form 8-A/A filed March 23, 1994 to the registrant's
           Registration Statement of Form 8-A dated December 18, 1985.
*5         Opinion re: Legality
23         Consents of experts and counsel
  (i)      Consent of counsel
  (ii)     Consent of Ernst & Young LLP
  (iii)    Consent of Deloitte & Touche LLP
24         Powers of Attorney

---------------
* Previously filed. Not duplicated in this filing.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 30, 1998.

                                          The Bank of New York Company, Inc.

                                          By: /s/ [DENO D. PAPAGEORGE]
                                            ------------------------------------
                                            Deno D. Papageorge
                                            Senior Executive Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on January 30, 1998.

                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------

            /s/ [THOMAS A. RENYI]               President and Chief Executive Officer
---------------------------------------------     (Principal Executive Officer) and Director
              (Thomas A. Renyi)

          /s/ [DENO D. PAPAGEORGE]              Senior Executive Vice President (Principal
---------------------------------------------     Financial Officer) and Director
            (Deno D. Papageorge)

           /s/ [ROBERT E. KEILMAN]              Comptroller (Principal Accounting Officer)
---------------------------------------------
             (Robert E. Keilman)

                      *                         Chairman of the Board and Director
---------------------------------------------
              (J. Carter Bacot)

                      *                         Director
---------------------------------------------
               (Richard Barth)

                      *                         Director
---------------------------------------------
           (Frank J. Biondi, Jr.)
                      *                         Director
---------------------------------------------
             (William R. Chaney)

                      *                         Director
---------------------------------------------
              (Ralph E. Gomory)

                      *                         Vice Chairman and Director
---------------------------------------------
             (Alan R. Griffith)

                      *                         Director
---------------------------------------------
          (Edward L. Hennessy, Jr.)

                  SIGNATURE                                         TITLE
---------------------------------------------   ----------------------------------------------


                      *                         Director
---------------------------------------------
             (Richard J. Kogan)

                      *                         Director
---------------------------------------------
             (John A. Luke, Jr.)

                                                Director
---------------------------------------------
              (John C. Malone)

                      *                         Director
---------------------------------------------
             (Donald L. Miller)

                      *                         Director
---------------------------------------------
             (H. Barclay Morley)

                      *                         Director
---------------------------------------------
             (Catherine A. Rein)

                      *                         Director
---------------------------------------------
              (Harold E. Sells)

* Deno D. Papageorge by signing his
name hereto on January 30, 1998,
does hereby sign this document on
behalf of each of the indicated
directors of the registrant pursuant
to powers of attorney duly executed
by such persons.

      /s/ [Deno D. Papageorge]
------------------------------------
Deno D. Papageorge, Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                  DESCRIPTION OF EXHIBITS
---------  -----------------------------------------------------------------------------------
*3(i)      Restated Certificate Incorporation dated July 20, 1994 incorporated by reference to
           Exhibit 4 to the registrant's Quarterly Report on Form 10-Q for the quarter ended
           September 30, 1994, as amended by an amendment dated July 11, 1996 incorporated by reference to the registrant's Quarterly Report on Form 10-Q for the quarter ended
           June 30, 1996.
*3(ii)     By-Laws incorporated by reference to Exhibit 3(a) to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
*4 (i)     Rights Agreement ("Rights Agreement"), including form of Preferred Stock Purchase
           Right, dated as of December 10, 1985 between the Company and The Bank of New York, as Rights Agent, incorporated by reference to the registrant's Registration
           Statement of Form 8-A dated December 18, 1985.
*4(ii)     First Amendment dated as of June 13, 1989 to Rights Agreement incorporated by reference to the amendment on Form 8 dated June 14, 1989 to the registrant's
           Registration Statement of Form 8-A dated December 18, 1985.
*4(iii)    Second Amendment dated as of April 30, 1993 to Rights Agreement incorporated by reference to the amendment on Form 8-A/A filed May 3, 1993 to the registrant's
           Registration Statement of Form 8-A dated December 18, 1985.
*4(iv)     Third Amendment dated as of March 8, 1994 to Rights Agreement incorporated by reference to the amendment on Form 8-A/A filed March 23, 1994 to the registrant's
           Registration Statement of Form 8-A dated December 18, 1985.
*5         Opinion re: Legality
23         Consents of experts and counsel
  (i)      Consent of counsel
  (ii)     Consent of Ernst & Young LLP
  (iii)    Consent of Deloitte & Touche LLP
24         Powers of Attorney

---------------
* Previously filed. Not duplicated in this filing.